                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Mail.com, Inc.

    We hereby consent to the use of our reports included herein and to the references to our firm under the headings "Experts" and "Selected Historical Consolidated Financial Data" in the Registration Statement.

                                          /s/ KPMG LLP

New York, New York

January 18, 2000